Exhibit 99.18

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed consolidated financial statements contain Verso Technologies, Inc’s  (“Verso”) results of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 and balance sheet as of September 30, 2007, after giving effect Verso's acquisition transaction of the Network Infrastructure division ("NI") of NMS Communications Corp. (“NMS”). The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the acquisition transaction as if the transactions had occurred on January 1, 2006. The unaudited pro forma balance sheet as of September 30, 2007 gives effect to the acquisition transaction as if the transactions had occurred as of September 30, 2007.

The unaudited pro forma financial statements are based on Verso’s historical condensed consolidated financial statements and the statements of revenues and direct expenses of  NI.  They reflect the use of the purchase method of accounting. Verso has used common valuation techniques to value the assets to be acquired. The liabilities recorded have been based on the most current information available.  Accordingly, the information presented may differ from the final amounts Verso will record; however, in our opinion, the final purchase price allocations will not differ significantly from the information presented.  In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expense resulting from the transaction or any additional costs that could be required post-acquisition. Further, the unaudited pro forma statements of operations are not indicative of the Company’s operations going forward since it necessarily excludes various operating expenses.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position that would have occurred if the transaction described above had been completed on the indicated dates.

You should read the unaudited pro forma financial statements presented below together with the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, filed on April 2, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007, and the Special-Purpose Financial Statements contained elsewhere in this document.

VERSO TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2007
(Unaudited)

	Historical
	Verso Technologies, Inc. as of September 30, 2007 (a)	Special Purpose Statement of Assets to be Acquired and Liabilities to be Assumed of Network Infrastructure divison of NMS Communication Corporation as of September 30, 2007 (b)	Pro Forma Adjustments		Pro Forma Combined
ASSETS:
Current assets:
Cash and cash equivalents	$5,407	$-	$(850)	(c)	$5,682
			1,250	(d)
			(125)	(d)
Restricted cash	503	-	-		503
Accounts receivable, net	11,013	-	-		11,013
Inventories	6,305	119	-		6,424
Other current assets	900	-	-		900

Total current assets	24,128	119	275		24,522
Property and equipment, net	1,564	167	-		1,731
Loan issuance costs, net	2,277	-	599	(d)	2,876
Investment	629	-	-		629
Other intangibles, net	6,866	-	2,500	(c)	9,366
Goodwill	5,675	-	414	(c)	6,089

Total assets	$41,139	$286	$3,788		$45,213

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Credit facility	$8,140	$-	$1,250	(d)	$9,390
Accounts payable	3,388	-	-		3,388
Accrued compensation	2,127	-	-		2,127
Accrued expenses	4,813	-	281	(c)	5,204
			235	(d)
			(125)	(d)
Current portion of accrued loss on sublease	544	-	-		544
Current portion of liabilities of discontinued operations	1,087	-	-		1,087
Current portion of notes payable	2,957				2,957
Current portion of convertible debt	5,063	-	-		5,063
Unearned revenue and customer deposits	2,347	125	-		2,472

Total current liabilities	30,466	125	1,641		32,232

Accrued loss on sublease, net of current portion	485	-	-		485
Credit facility, net of current portion	2,250	-	-		2,250
Liabilities of discontinued operations, net of current portion	220	-	-		220
Convertible subordinated debentures, net of discount	2,278	-	-		2,278

Total liabilities	35,699	125	1,641		37,465

Shareholders' equity:
Common Stock	637	-	54	(c)	701
			10	(d)
Additional paid-in capital	371,472	-	1,890	(c)	373,716
			354	(d)
Deferred compensation	(166)	-	-		(166)
Accumulated deficit	(366,251)		-		(366,251)
Accumulated other comprehensive income (loss) - foreign currency translation	(252)	-	-		(252)

Total shareholders' equity	5,440	-	2,308		7,748

Total liabilities and shareholders' equity	$41,139	$125	$3,949		$45,213

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

VERSO TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(Unaudited)
(In thousands, except share data)

	Historical
	Verso Technologies, Inc. for the Year Ended December 31, 2006 (a)	NI - Statement of Revenues and Direct Expenses for the Year Ended December 31, 2006 (b)	Pro Forma Adjustments		Pro Forma Combined

Revenue	$42,530	$3,632	$-		$46,162
Cost of revenue	25,363	2,983	325	(e)	28,671
Gross profit	17,167	649	(325)		17,491
Operating expenses:
Selling, general and administrative	18,887	4,580	240	(f)	23,656
			(51)	(g)
Research and development	7,805	3,901	(205)	(g)	11,501
Depreciation and amortization	1,930	-	56	(g)	1,986
Reorganization costs	674	-	-		674
Total operating expenses	29,296	8,481	40		37,817
Operating loss from continuing operations	(12,129)	(7,832)	(365)		(20,326)
Other income (expense)	(22)		-		(22)
Equity in loss of investment	(1)		-		(1)
Interest expense, net	(5,624)		(667)	(h)	(6,290)
Loss from continuing operations before income taxes	(17,776)		(1,031)		(26,639)
Income taxes	-		-		-
Net loss from continuing operations	$(17,776)		$(1,031)		$(26,639)

Net loss from continuing operations per common share:
-basic and diluted	$(0.51)				$(0.64)

Weighted average shares outstanding:
-basic and diluted	35,092,598		6,415,700	(i)	41,508,298

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

VERSO TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)
(In thousands, except share data)

	Historical
	Verso Technologies, Inc. for the Nine Months Ended September 30, 2007 (a)	NI - Statement of Revenues and Direct Expenses for the Nine Months Ended September 30, 2007 (b)	Pro Forma Adjustments		Pro Forma Combined

Revenue	$38,191	$3,775	$-		$41,966
Cost of revenue	24,246	1,114	244	(e)	25,604
Gross profit	13,945	2,661	(244)		16,362
Operating expenses:
Selling, general and administrative	16,274	2,108	180	(f)	18,527
			(35)	(g)
Research and development	6,371	2,303	(205)	(g)	8,469
Depreciation and amortization	2,070	-	42	(g)	2,112
Reorganization expenses	751	-	-
Total operating expenses	25,466	4,411	(18)		29,108
Operating loss from continuing operations	(11,521)	(1,750)	(226)		(12,746)
Other income (expense)	(253)		-		(242)
Equity in loss of investment	(115)		-		(115)
Interest expense, net	(4,595)		-		(4,838)
Loss from continuing operations before income taxes	(16,484)		(226)		(17,941)
Income taxes	-		-		-
Net loss from continuing operations	$(16,484)		$(226)		$(17,941)

Net loss from continuing operations per common share:
-basic and diluted	$(0.31)				$(0.30)

Weighted average shares outstanding:
-basic and diluted	53,683,923		6,415,700	(i)	60,099,623

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 --- Basis of Presentation

The pro forma condensed combined balance sheet is based on the historical unaudited consolidated balance sheet of Verso Technologies, Inc. ("Verso") after giving effect to Verso's acquisition transaction of the Network Infrastructure division ("NI") of NMS Communications Corp. using the purchase method of accounting and applying the adjustments and assumptions described in the accompanying note to the unaudited pro forma condensed combined balance sheet as if such acquisition transaction occurred on September 30, 2007. The pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007, assume that the acquisition transaction occurred on January 1, 2006. The unaudited pro forma condensed combined financial statements presented are for informational purposes only and do not purport to represent what Verso's financial position or results of operations would have been as of the date or for the period presented had the acquisition transaction in fact occurred on such date or at the beginning of the period indicated, or to project Verso’s financial position or results of operations for any future date or period. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and cost savings that Verso may achieve in combining NI with Verso’s operations. The NI division was not operated as a stand-alone entity and has never been required to produce stand-alone financial statements. The NI division utilized shared resources from NMS for numerous support and operational functions and such amounts are not probable to determine.

For purposes of preparing Verso’s consolidated financial statements subsequent to the acquisition transaction, Verso will establish a new basis for the assets acquired and liabilities assumed of NI based upon the fair values thereof and Verso’s purchase price, including the costs of the acquisition transaction. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements have been made solely for purposes of developing such unaudited pro forma combined financial statements. Verso will perform an evaluation to determine the fair value of the assets acquired and liabilities assumed of NI and will make appropriate purchase accounting adjustments upon completion of that evaluation.  As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

Note 2 — Pro Forma Adjustments

The pro forma adjustments are based on Verso’s estimates of the fair value of the tangible and intangible assets acquired. Under purchase accounting, the total acquisition cost will be allocated to NI's assets and liabilities based on their relative fair values. The final allocation may be different from those reflected herein, however, in our opinion, the final purchase price allocations will not differ significantly from the information presented.

(a) -- Reflects the historical financial position of Verso at September 30, 2007 and results of operations for year ended December 31, 2006 and nine months ended September 30, 2007.

(b) -- Reflects the assets acquired and liabilities assumed of NI at September 30, 2007 and the revenues and direct expenses for the year ended December 31, 2006 and the nine months ended September 30, 2007.

(c) -- Reflects the preliminary allocation of the estimated $3,075,000 purchase price, including transaction costs, over the fair value of the assets acquired. The purchase price and allocation are as follows (in thousands):

Purchase price:

$ 54
Par value related to the issuance of approximately 5.4 million shares of  Verso’s common stock, par value $.01, in connection with the acquisition transaction. For purposes of preparing the pro forma information, the fair value of these shares was based on the average market price for Verso common stock of approximately $0.362. This amount represents the number of shares multiplied by par value allocated to common stock, the remaining balance of $1,890 was allocated to additional paid in capital.

1,890
Related to the issuance of approximately 5.4 million shares of the Verso’s common stock, par value $.01, in connection with the acquisition transaction. For purposes of preparing the pro forma information, the fair value of the consideration was based on the average market price for Verso common stock of approximately $0.362. The excess of fair value over par value was allocated to additional paid in capital.

850	Cash paid in connection with the acquisition transaction.
281	Accrued fees and expenses of the transaction.

$3,075	Total purchase price

The fair values of the NI assets acquired and liabilities assumed have been estimated for the purpose of allocating the purchase price and determining the pro forma effect of the acquisition on the condensed combined balance sheet. The allocation of the excess purchase price, over fair value of the assets acquired and liabilities assumed, has been allocated to goodwill. The estimated consideration given for the acquisition of $3,075,000 has been assigned to the assets acquired and liabilities assumed as follows (in thousands):

Allocation to fair value of net assets acquired:

$ 119	Inventories
167	Property and equipment
1,300	Acquired technology
1,200	Acquired customer base
414	Goodwill
(125)	Liabilities assumed

$3,075

(d) -- Reflects the borrowing transaction of $1,250,000 from Verso's primary lender under the Tranche A loan to pay the cash portion of the purchase price and fees and expenses associated with the acquisition transaction. In connection with the borrowing, Verso recorded approximately $599,000 of prepaid loan origination costs consisting of the value of 1,041,667 shares of Verso common stock issued to the primary lender valued at approximately $364,000 and fees and expenses attributable to the loan of approximately $235,000.  At the closing $125,000 of the fees and expenses were immediately disbursed. This borrowing is due and payable on April 30, 2008 and bears interest at 16%.

(e) -- Represents straight-line amortization of acquired technology over the estimated useful life of 4 years.

(f) -- Represents straight-line amortization of the intangible asset associated with the customer base acquired over the estimated useful life of 5 years.

(g) -- Reflects the elimination of NI's historical depreciation expense, and reflects the depreciation of the property and equipment purchased over their estimated useful lives of approximately 2 years for the periods presented.

(h) -- Represents additional interest expense associated with the borrowings under Verso’s loan with its primary lender including the amortization of prepaid loan origination costs.

(i) -- Reflects the 5,374,033 common shares issued by Verso in the acquisition transaction and 1,041,667 common shares issued to Verso’s primary lender.